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                                                                    Exhibit 99.4
     Stock Option Exchange

                              Voluntary Exchange
                              of "Stock Options"
                            for "Restricted Shares"
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     Why a Voluntary Exchange?

 .  Many Smart & Final stock option grants have exercise prices at $14+ per share

 .  Some option holders perceive little value in their option grants

 .  "Valuable" stock options and restricted shares encourage associate retention

 .  Smart & Final wants to increase associate stock ownership to encourage shareholder perspective
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     What is being Offered?


 .  A "Fair Trade"

   - Surrender stock options granted at $14+ exercise prices
   - Receive equal value in shares of Smart & Final restricted common stock

 .  Exchange ratio depends on the "fair value" of outstanding stock options
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     What is a Stock Option?

 .  An "option" is the right to purchase a common share of Smart & Final stock

 . The "exercise price" is the price the option holder pays to buy a share of stock

 . The "term" is how long the option holder has to exercise the option before it expires - typically 10 years from the date of grant

 .  The "value" of the option is the difference between the market value of the stock and the exercise price
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     What is Restricted Stock?

 .  "Restricted" stock is a "real" common share of Smart & Final stock

 . The "restriction" is that the holder doesn't own the share until the "vesting period" is complete

 .  The "value" of the restricted share is the market value of Smart & Final stock
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     How Do I Realize Value?

Stock Options
-------------

 .  Vesting period must be complete

 .  Market price of stock must be greater than exercise price

 .  You buy the stock by paying the exercise price

Restricted Stock
----------------

 .  Vesting period must be complete
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     Personal Income Taxation

     Stock Options
     -------------

 . Taxable on the amount of the gain upon exercise (market price vs. exercise price)

     Restricted Stock
     ----------------
 .  Taxable on the full market value of the share at the time you are 100% vested
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     What's the Exchange Ratio?

             The Exchange Ratio for converting Stock Options to
                           Restricted Shares is not 1-to-1.
                                                ---


                                     1 (not equal to) 1


                 The Exchange Ratio represents a "fair value"
                  exchange under the "Black-Scholes" method.
                       The 3 key valuation factors are:
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     Key "Fair Value" Factors

 . The "exercise price" of the stock option -- how far away is it from the current market price of Smart & Final stock

 . The remaining stock option "term" -- how long does the option holder have for the market price to exceed the exercise price

 .  The "value" of the restricted share -- the current market price of Smart &
   Final stock
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     A "Fair Trade" Example

Original Stock Option                        Restricted Stock Exchange
---------------------                        -------------------------
Date Granted:     9/20/95                    Date Granted:    2/1/01
Vesting:          4 year step                Vesting:         3 year cliff
Option Price:     $ 17.50 / share            Share Value:     $ 8.50 / share
Options Granted:  1,500                      Shares Granted:  275


FUTURE VALUE:                                FUTURE VALUE:
 .  How much more than $17.50 /               .  What will the market value of
   share will S&F common stock                  S&F common stock be after
   be worth by 9/20/2005?                       2/1/04

 .  Times 1,500                               .  Times 275

     "Fair Trade" Ratio for 9/25/95 Options is 5.4-to-1
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     What are my choices?

 .  This is a voluntary program -- Smart & Final cannot make a decision for you.

 . If you participate, your stock options will be exchanged for restricted shares.

 . You may elect to exchange some options grants and retain others. However, all stock options granted together must either be exchanged or retained together.

 .  If you receive restricted stock, those shares will be subject to a vesting period.
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     What about vesting?

 . The amount of stock options you have determines the vesting requirement on your restricted stock.

   Number of Stock Options                             Vesting
   -----------------------                             -------
   *= 1,000                                            1 year
   1,000+                                              3 years

 .  Vesting on restricted stock is "cliff" vesting.

 .  Vesting is accelerated in the event of retirement or death.

* less than
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     What do I do?

 . Every eligible associate will receive a statement that itemizes each eligible stock option grant.

 . The statement will also include the number of restricted shares available for exchange.

 .  You will need to indicate your intention to swap or retain stock options for each grant.
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     When do I have to decide?

 .  You must complete and return your election form by March 9, 2001.

 .  Each option grant must be separately elected (exchange or retain).

 . The exchange program is "positive enrollment" -- if no form is received, the current stock option grant will remain in effect.